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                                                                   Exhibit 21.01


            NORTHERN STATES POWER COMPANY, MINNESOTA AND SUBSIDIARIES



Subsidiaries of Registrant*

      Name                             State of Incorporation                 Purpose
----------------                       ----------------------       -----------------
Northern States Power
  Company (Wisconsin)                  Wisconsin                    Electric and gas utility

Viking Gas Transmission Company        Delaware                     Natural gas transmission

NRG Energy, Inc.                       Delaware                     Owns and manages nonregulated energy
                                                                    subsidiaries of the Company

Energy Masters International, Inc.     Minnesota                    Natural gas marketing and energy
                                                                    services

Eloigne Company                        Minnesota                    Owns and operates affordable housing
                                                                    units

Seren Innovations, Inc.                Minnesota                    Communications and data services


Ultra Power Technologies, Inc.         Minnesota                    Markets power-cable testing technology


*  Excludes certain immaterial subsidiaries